UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2021

MMA Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 O’Donnell St, Suite 600,
Baltimore, Maryland		21224
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	MMAC	Nasdaq Capital Market
Common Stock Purchase Rights	MMAC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2021, Mr. Francis X. Gallagher, Jr., Chairman of the board of directors of MMA Capital Holdings, Inc. (the “Company”), announced his resignation as a member the board of directors (the “Board”), and as a member of the Audit, Compensation and Governance Committees effective upon the Board naming his replacement as Chairman.

On March 3, 2021, the Board held a special meeting and named Mr. Michael L. Falcone to the position of Chairperson of the Board and Mr. J.P. Grant III as lead independent director.   Mr. Gallagher’s board seat will remain vacant until such time as the Board elects a new member or chooses to eliminate the seat.

Mr. Gallagher confirmed that his resignation was for personal reasons and did not result from any disagreement with the Company or its auditors on any matter relating to the Company’s operations, policies or practices, including its internal controls or financial matters.

In addition to the board updates, upon recommendation of the external manager, Hunt Investment Management, LLC, the Board has confirmed Mr. Gary A. Mentesana as Chief Executive Officer. Mr. Mentesana will retain his additional titles of Chief Operating Officer and President of the Company.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated March 4, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MMA Capital Holdings, Inc.

Date: March 4, 2021	By:	/s/ Gary A. Mentesana

		Name:	Gary A. Mentesana
		Title:	Chief Executive Officer